                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated June 4, 1998 except for the matter described in the first paragraph of Note 8, as to which the date is June 12, 1998. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.





Rochester, New York,
	August 12, 1998



                                                /s/ Arthur Andersen LLP


                                       41